UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2007

New Plan Excel Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-12244	33-0160389
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

420 Lexington Avenue, 7th Floor
New York, New York		10170
(Address of Principal Executive Offices)		(Zip Code)

(212) 869-3000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
                                Officers; Compensatory Arrangements of Certain Officers.

(e)           On February 26, 2007, the Executive Compensation and Stock Option Committee of the Board of Directors (the “Compensation Committee”) of New Plan Excel Realty Trust, Inc. (the “Company”) took certain actions affecting compensation for the Company’s executive officers.  These actions were subsequently approved by the Company’s independent directors on the same date.  These actions included:

•                  awarding bonuses to the Company’s executive officers for 2006 performance, the timing of such awards being consistent with the Company’s prior practice;

•                  awarding long-term compensation in the form of restricted stock and stock options to the Company’s executive officers for 2006 performance, the timing of such awards being consistent with the Company’s prior practice; and

•                  approving an extension to the term of the employment agreement for each of Michael Carroll, the Company’s Executive Vice President, Real Estate Operations, and Leonard Brumberg, the Company’s Executive Vice President, Portfolio Management.

In addition, on February 27, 2007, in connection with the approval of the acquisition of the Company by Centro Properties Group (“Centro”), the Board of Director’s approved certain amendments to the employment agreements for the executive officers of the Company with respect to the change in control trigger date under the terms of the employment agreements.

Each of these events is described in further detail below.

Executive Officer Bonus Awards for 2006 Performance

Cash bonuses were awarded to each of the Company’s executive officers in the following amounts upon a review of such officers’ performance during 2006:

Name	2006 Bonus
Glenn J. Rufrano	$1,000,000
John B. Roche	$350,000
Michael A. Carroll	$250,000
Steven F. Siegel	$230,000
Dean R. Bernstein	$210,000
Leonard I. Brumberg	$190,000

Executive Officer Long-Term Incentive Awards for 2006 Performance

In addition, shares of restricted stock and stock options were awarded to each of the Company’s executive officers following a review of such officers’ performance during 2006, which grants were effective as of February 27, 2007.  The awards were made pursuant to restricted stock awards and stock option awards that are substantially similar to the forms of such awards previously filed or incorporated reference by the Company as exhibits to the Company’s Annual Report on Form 10-K, except that, with respect to the restricted stock awards, 1/3rd of the awards are time-vested awards and 2/3rds of the awards are performance-based awards, and, with respect to the stock option awards, 100% of such awards are time-vested (in each case as opposed to a 50/50 time-vested/performance-based split as contemplated by the form award agreements previously filed).

Michael Carroll Employment Agreement Extension

On February 26, 2007, the Company and Michael Carroll, the Company’s Executive Vice President, Real Estate Operations, entered into an agreement (the “Carroll Agreement”) amending that certain employment agreement, dated as of March 15, 2005, by and between the Company and Mr. Carroll.  The sole purpose of the

Carroll Agreement is to extend the term of Mr. Carroll’s employment agreement for two (2) years.  As amended, the term of Mr. Carroll’s employment agreement expires on February 28, 2009.

The foregoing summary of the Carroll Agreement is qualified in its entirety by the full terms and conditions of the Carroll Agreement, a copy of which will been filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2007.

Leonard Brumberg Employment Agreement Extension

On February 26, 2007, the Company and Leonard Brumberg, the Company’s Executive Vice President, Portfolio Management, entered into an agreement (the “Brumberg Agreement”) amending that certain employment agreement, dated as of September 14, 2000, by and between the Company and Leonard Brumberg, as amended.  The sole purpose of the Brumberg Agreement is to extend the term of Mr. Brumberg’s employment agreement for one (1) year.  As amended, the term of Mr. Brumberg’s employment agreement expires on September 25, 2008, although it continues to extend automatically for additional one-year periods unless either the Company or Mr. Brumberg elects not to extend the term.

The foregoing summary of the Brumberg Agreement is qualified in its entirety by the full terms and conditions of the Brumberg Agreement, a copy of which will been filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2007.

Amendments to Executive Group Employment Agreements

On February 27, 2007, the Company and each of its executive officers, Mr. Glenn Rufrano, Mr. Michael Carroll, Mr. John Roche, Mr. Steven Siegel, Mr. Leonard Brumberg and Mr. Dean Bernstein, entered into amendments to the employment agreements for each such executive officer (collectively, these employment agreement amendments are referred to as the “Executive Group Agreement Amendments”).  As previously disclosed, on February 27, 2007, the Company entered into a definitive merger agreement with affiliates of Centro pursuant to which Centro will acquire the Company through a cash tender offer (the “Offer”) and subsequent merger of an affiliate of Centro with and into the Company (the “Merger”).  Under the terms of the executives’ employment agreements, prior to the amendments, consummation of the Offer likely would have constituted “Good Reason,” without regard to whether the Merger also was consummated.  However, as a result of the Executive Group Agreement Amendments, consummation of the Merger and not the consummation of the Offer, would be treated as “Good Reason.”  In addition, the Executive Group Agreement Amendments clarify that each executive will have 30 days from the effective time of the Merger to provide notice of his employment termination on account of Good Reason.

Finally, the Executive Group Agreement Amendments address compliance with the requirements of section 409A of the Internal Revenue Code (“Section 409A”).  As such the Executive Group Agreement Amendments provide that payment of any severance amounts will be delayed to the business date following the six-month anniversary of the executive’s date of employment termination, to the extent the Company determines that the delay is required to avoid imposition of the 20% excise tax the executive might otherwise be subject to under Section 409A.

The foregoing description of the Executive Group Agreement Amendments is qualified in its entirety by the full terms and conditions of the Executive Group Agreement Amendments which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW PLAN EXCEL REALTY TRUST, INC.

Date: March 2, 2007	By:	/s/ Steven F. Siegel
Steven F. Siegel
Executive Vice President, General Counsel
and Secretary